Exhibit 99.1

News Release — Definitive Agreement to Sell Non-Core Assets

Axiall Corporation Sells Aromatics Business to INEOS Americas LLC

ATLANTA, Oct. 1, 2015 — Axiall Corporation (NYSE: AXLL), a leading integrated chemicals and building products company, has sold its Aromatics division and Pasadena, Texas, manufacturing facility to INEOS Americas LLC for approximately $62.9 million in cash, of which $52.4 million was paid at closing and an additional $10.5 million may be payable upon satisfaction of certain conditions. The transaction became effective end of day on Sept. 30, 2015.

Axiall retained its phenol facility located in Plaquemine, La., which is integrated with other Axiall facilities at Plaquemine, along with the associated net working capital. The company plans to conduct a safe wind-down of that facility by year-end 2015.

The Pasadena facility, which began operations in 1979, manufactures cumene. Cumene is used in the production of phenol, acetone and alpha-methylstyrene, all of which are building blocks for a range of everyday products including plywood and oriented strand board, engineered plastics, pharmaceuticals, and paints, acrylics and varnishes.

“As we refine our portfolio, we are pleased to have reached an agreement to sell our aromatics business to INEOS,” said Axiall Interim President and CEO Tim Mann. “This is our second divestiture of non-core assets in 2015, following the February sale of our phosgene business, both of which allow us to better focus on our core chloro-vinyls, derivatives and specialties businesses.”

INEOS Phenol is a major producer of phenol and acetone. INEOS Americas LLC operates a phenol plant in Mobile, Ala. Other INEOS manufacturing sites in the United States are located in California, Florida, Louisiana, Massachusetts, New Mexico, Ohio and Texas.

“We are very pleased to have completed this acquisition. Bringing together the cumene plant with our own facilities and the transfer of the phenol and acetone business to our unit in Mobile presents an excellent opportunity to further improve our competitiveness,” said Hans Casier, CEO INEOS Phenol.  “These are good quality, well placed assets, complemented by a very experienced operations team and high safety, health and environmental standards.”

Lincoln International acted as Axiall’s financial advisor in the transaction.

About INEOS

INEOS is a global manufacturer of petrochemicals, specialty chemicals and oil products. It comprises 15 businesses each with a major chemical company heritage. Its production network spans 65 manufacturing facilities in 16 countries throughout the world.  INEOS products make a significant contribution to saving life, improving health and enhancing standards of living for people around the world. Its businesses produce the raw materials that are essential in the manufacture of a wide variety of goods: from paints to plastics, textiles to technology, medicines to mobile phones - chemicals manufactured by INEOS enhance almost every aspect of modern life. www.ineos.com

About Axiall

Axiall Corporation is a leading integrated chemicals and building products company. Headquartered in Atlanta, Axiall has manufacturing facilities located throughout North America and in Asia to provide industry-leading materials and services to customers. For more information, visit www.axiall.com.

Cautionary Statements About Forward-Looking Information

This press release contains certain statements relating to future events and our intentions, beliefs, expectations, and predictions for the future. Any such statements other than statements of historical fact are forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Words or phrases such as  “plan,” “may,” “intend,” “target,” “expect,” (including the negative variations thereof) or similar terminology used in connection with any discussion of future plans, actions or events generally identify forward-looking statements. These statements relate to, among other things:  the anticipated benefits of the disposition of the Aromatics business,  including the total amount of cash to be received by us in connection with the acquisition; the expected timing of the planned wind-down of the Plaquemine, La. facility; and other statements of expectations concerning matters that are not historical facts. These statements are based on the current expectations of our management. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements included in this press release. These risks and uncertainties include, among other things: changes, seasonality and/or cyclicality in the industries in which our products are sold and changes in demand for our products or increases in overall industry capacity that could affect production volumes and/or pricing; the availability and pricing of energy and raw materials; changes in the general economy; our reliance on third-party transportation; competition within our industry; the failure to realize the benefits of, and/or disruptions resulting from, any asset dispositions, asset acquisitions, joint ventures, business combinations or other transactions, including the disposition of our Aromatics business; how customers, competitors, suppliers and employees will react to our recently divested Aromatics business; shared control of our joint ventures with unaffiliated third parties, including the ability of such joint venture partners to fulfill their obligations; and fluctuations in foreign currency exchange rates, especially with respect to the United States and Canadian dollars, and interest rates. In light of these risks, uncertainties, assumptions, and factors, the forward-looking events discussed in this press release may not occur. Other unknown or unpredictable factors could also have a material adverse effect on Axiall’s actual future results, performance, or achievements. For a further discussion of these and other risks and uncertainties applicable to Axiall and its business, see Axiall’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and subsequent filings with the SEC. As a result of the foregoing, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Axiall does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events, or changes in its expectations, except as required by law.

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Axiall Investor Relations Contact: Martin Jarosick, +1-770-395-4524

Axiall Media Contact: Chip Swearngan, +1-678-507-0554

INEOS Media Contact: Richard Longden, +41-21-627-7063